Exhibit (j)

[Cohen & Company, Ltd. letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 6, 2016 and February 26, 2016, related to the financial statements of SRGFE Fund (Series 1), a separate series of Silk Road Global Frontier Fund, LLC (the predecessor fund to the Frontier Silk Invest New Horizons Fund, a series of Frontier Funds, Inc.), for the years ended December 31, 2014 and December 31, 2015, and of our report dated December 22, 2016, relating to the financial statements and financial highlights of Frontier Silk Invest New Horizons Fund, a series of Frontier Funds, Inc., for the period ended October 31, 2016, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

February 24, 2017